EXHIBIT 32.1

SECTION 906 CEO CERTIFICATION

Form of Certification Pursuant to Section 1350 of
 Chapter 63 of Title 18 of the United States Code

I, John E. Elliott, II, the Chief Executive Officer of Critical Home Care, Inc., certify that, to the best of my knowledge, (i) the transition report on Form 10-KSB for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Critical Home Care, Inc.

/s/ John E. Elliott, II Chairman and Chief Executive Officer

Dated: November 12, 2004

A signed original of this written statement required by Section 906 has been provided to Critical Home Care, Inc. The statement will be retained by Critical Home Care, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.